UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 8, 2014, the Registrant entered into a restructuring agreement (the “Agreement”) with the Estate of Allan Bird (the “Estate”), a holder of a Series A 12% Convertible Note (the “Note”), which previously was classified as being in default. In the Agreement, the Estate agreed to extend the expiration date of the Note to April 1, 2016, to convert approximately $116,970 of accrued interest to equity, and to waive anti-dilution price protection underlying the Note and warrants previously issued to the Estate.

•	As a result of the waiver of all anti-dilution price protection by the Estate, the Registrant will reclassify to equity $1,238,292 of derivative liability based on the fair value of securities on the Registrant’s fiscal year-end date of March 31, 2014.

•	Also, the execution of the Agreement results in the waiver of anti-dilution price protection under agreements with three other note and warrant holders. As a result, the Registrant will reclassify into equity an additional $5,724,761 of derivative liability based on the fair value of securities on the Registrant’s fiscal year-end date of March 31, 2014.

•	In addition, as a result of a note conversion and waiver of anti-dilution price protection previously reported on Form 8-K on June 30, 2014, a combined $4,719,214 of principal, accrued interest and derivative liability has been reclassified into equity.

•	Based on the Agreement, the elimination of antidilution provisions and the note and accrued interest conversions, all previously reported derivative liabilities will be reclassified into equity. As a result of the combination of the reclassification of the derivative liability based on its fair value as of March 31, 2014 and of the conversion of interest and principal, the Registrant's balance sheet equity will increase by $11,799,237.

The above numbers are unaudited and are subject to adjustment.

Under the Agreement, the Estate converted the entire $116,970 past due interest balance on the Note, which previously was in default, into an aggregate of 2,591,846 restricted shares of the Registrant’s Common Stock. The Estate received five-year warrants to acquire up to 2,321,429 shares of the Registrant’s Common Stock at an exercise price of $.042 per share (which exercise price was the result of certain contractual price adjustments previously made during 2011). Based on the Registrant’s Common Stock prices during a period of negotiation with the Estate including during calendar year 2013, the Estate also received five-year warrants to acquire up to 135,417 shares of the Registrant’s Common Stock at an exercise price of $.108 (collectively known as the “Conversion Securities”).

In exchange for the Estate’s extension of the Note, conversion of accrued interest and for the waivers of anti-dilution price protection in the previously issued warrants, in addition to the Conversion Securities, the Registrant also issued to the Estate 25,000 restricted shares of Common Stock as a service fee and extended the expiration date of all of the previously issued warrants to July 1, 2018.

The foregoing discussion merely summarizes the material terms of the documents described above and is qualified in its entirety by reference to the forms of those documents filed as exhibits hereto.

The above transactions were effected in reliance upon the exemption from registration set forth in Section 4(2) of the Act as the shares and warrants were issued to accredited investors and the transactions did not involve any form of general solicitation or general advertising.

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ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Restructuring Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: July 10, 2014	Chief Financial Officer

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